Exhibit 99-1


PRESS RELEASE
FOR IMMEDIATE RELEASE

DEEP WELL OIL & GAS (FORMERLY ALLIED DEVICES CORPORATION) ANNOUNCES EMERGENCE FROM BANKRUPTCY AND THE FILING OF A FORM 8K

Toronto, Ontario - (November 18, 2003) - Deep Well Oil & Gas, Inc. (formerly Allied Devices Corporation) (ALDVQ.PK) (the "Company") announced that it emerged from Chapter 11 bankruptcy protection on September 10, 2003. The Bankruptcy Court for the Eastern District of New York approved a plan of reorganization ("the Plan") for the Company. The Company has filed a Form-8K with the SEC on the EDGAR system with details of the Plan.

The Company also announced that it has changed its name to Deep Well Oil & Gas, Inc. The Company expects to a symbol change to become effective within the next two weeks.

On March 20, 2003, BDO Seidman, LLP declined to continue as auditors of the Company. The Company has engaged Sellers and Andersen of Salt Lake City to be the new auditors of the Company.

All statements contained herein that are not historical facts, including but not limited to statements regarding the Company's current business strategy and the Company's plans for future development, operations and capital raising, are based upon current expectations.

CONTACT:                     Deep Well Oil & Gas, Inc
                             David Roff - President
                             416-928-3095